UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 9, 2006

    First Community Corporation
(Exact Name of Registrant As Specified in Its Charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

                                       5455 Sunset Blvd, Lexington, South Carolina                                             29072
                                           (Address of Principal Executive Offices)                                              (Zip Code)

    (803) 951-2265
(Registrant's Telephone Number, Including Area Code)

    Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

        Pursuant to the Agreement and Plan of Merger between First Community Corporation (the “Company”) and DeKalb Bankshares, Inc. (“DeKalb”) dated January 19, 2006, Roderick M. Todd was appointed to serve as a Class II director on the board of directors of First Community Corporation, effective June 9, 2006. Mr. Todd’s term will expire at the Company’s 2007 annual meeting of shareholders.

        Prior to the merger, DeKalb leased office space to Mr. Todd for $10,800 per year for the years ended December 31, 2005 and 2004. Mr. Todd also served as legal counsel to DeKalb. The amount paid to Mr. Todd by DeKalb for legal services totaled $8,510 and $9,125 for the years ended December 31, 2005 and 2004, respectively. The Company has assumed the lease in the merger and will continue to lease office space to Mr. Todd under the current terms.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION By: /s/ Joseph G. Sawyer Name: Joseph G. Sawyer Title: Chief Financial Officer

Dated:  June 12, 2006